Exhibit 4.4

                        CENTRAL VIRGINIA BANKSHARES, INC.
                               1998 INCENTIVE PLAN

                                    ARTICLE I
                                   Definitions

         1.01     Affiliate means  subsidiary of the Company.  For this purpose,

"subsidiary" means any corporation (other than the Company) in an unbroken chain of  corporations  beginning  with the Company if, at the time of the granting of the Option one or more of the  corporations  other than the last  corporation in the  unbroken  chain  owns  stock  possessing  50  percent  or more of the total combined voting power of all classes of stock in such corporation.

         1.02     Agreement means a written  agreement  (including any amendment or  supplement  thereto)  between the Company and a Participant  specifying  the terms and conditions of an Option granted to such Participant.

         1.03     Board means the Board of Directors of the Company.

         1.04     Code  means  the  Internal   Revenue  Code  of  1986  and  any

amendments thereto.

         1.05     Common Stock means the common stock of the Company.

         1.06     Company means Central Virginia Bankshares, Inc.

         1.07     Fair Market Value means, on any given date, (i) the last sales price of Common Stock as reported on The Nasdaq  National  Market  System or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was so traded,  or (ii) in the event the Board  determines that the last sales price for the Common  Stock is not  available or does not provide an accurate  measure of Fair Market  Value,  such other amount as the  Committee shall  determine  based upon a good  faith  method of  valuation  to be the Fair

Market Value.

         1.08     Option  means a stock  option  that  entitles  the  holder  to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

         1.09     Participant means an employee or Director of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the

Board to receive an Option.

         1.10     Plan means the Central  Virginia  Bankshares,  Inc.  Incentive

Plan.


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                                   ARTICLE II
                                    Purposes

         The Plan is intended to foster and  promote  the  long-term  growth and financial  success of the Company and its Affiliates by assisting the Company in recruiting and retaining Directors and key employees with ability and initiative by  enabling  individuals  who  contribute  significantly  to the  Company or an

Affiliate to participate in its future success and to associate  their interests with those of the Company. The proceeds received by the Company from the sale of

Common Stock pursuant to this Plan shall be used for general corporate purposes.

The Plan is not expected to have any material  effect on the value of issued and outstanding shares of the Company's Common Stock.

         The Plan is intended to enable stock options  granted under the Plan to qualify as incentive  stock options  ("Incentive  Stock  Options") under Section

422A of the Internal  Revenue Code of 1986,  as amended (the  "Internal  Revenue

Code").

                                   ARTICLE III
                                 Administration

         The Plan  shall be  administered  by the  Board.  The Board  shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Board may  consider  appropriate.  Such  terms may  include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an  Option.  In  addition,  the  Board  shall  have  complete authority to interpret  all  provisions  of this Plan;  to prescribe the form of

Agreements;  to adopt, amend and rescind rules and regulations pertaining to the administration  of the Plan; and to make all other  determinations  necessary or advisable for the  administration of this Plan. The express grant in the Plan of any specific  power to the Board shall not be construed as limiting any power or authority of the Board.  Any decision  made,  or action  taken,  by the Board in connection with the  administration  of this Plan shall be final and conclusive.

No member  of the Board  shall be  liable  for any act done in good  faith  with respect to this Plan or any Agreement or Option.  All expenses of  administering this Plan shall be borne by the Company.







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                                   ARTICLE IV
                                   Eligibility

         4.01     General.  Any  Director  or  employee of the Company or of any

Affiliate  (including  any  corporation  that  becomes  an  Affiliate  after the adoption  of this Plan) who,  in the  judgment  of the  Board,  has  contributed significantly  or can be expected to contribute  significantly to the profits or growth of the Company or an Affiliate may receive one or more Options.

         4.02     Grants. The Board shall designate  individuals to whom Options are to be granted and will specify the number of shares of Common Stock  subject to each  grant.  All  Options  granted  under  this Plan shall be  evidenced  by

Agreements  which shall be subject to applicable  provisions of this Plan and to such other provisions as the Board may adopt.

                                    ARTICLE V
                             Shares Subject to Plan

         Upon the  exercise  of any  Option,  the  Company  may  deliver  to the

Participant  authorized but unissued Common Stock. The maximum  aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 95,000  subject to the adjustment as provided in Article XII.

If an Option is cancelled by mutual  agreement of the Company and a  Participant or terminated,  in whole or in part, for any reason other than its exercise, the number of shares of Common Stock  allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                   ARTICLE VI
                            Tax Character of Options

         The Board shall have the discretion to designate  whether Options shall be  Incentive  Stock  Options or  non-statutory  options.  To the extent that an

Option exceeds the limitation described in Article X, the Option shall not be an

Incentive Stock Option.









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

                                   ARTICLE VII
                                      Price

         The price per share paid by a Participant for Common Stock purchased on the  exercise of an  Incentive  Stock  Option  shall be equal to the Fair Market

Value per share of the Company's Common stock on the date the Option is granted.

In the  discretion of the Board,  the price per share paid by a  Participant  in connection with a non-statutory stock Option may be less then at the Fair Market

Value per share of the Company's Common Stock on the date the Option is granted.

                                  ARTICLE VIII
                               Exercise of Options

         8.01     Maximum  Option Period.  No Option shall be exercisable  after the expiration of ten years from the date Option was granted.  The Board, at the time of grant,  may direct  that an Option be  exercisable  for a period of less than such maximum period.

         8.02     Nontransferability.  Any Option  granted under this Plan shall be  nontransferable  except by will or by the laws of descent and  distribution.

During the lifetime of the Participant to whom the Option is granted, the Option may  be  exercised  only  by  the  Participant.  No  right  or  interest  of the

Participant  in any  Option  shall be  liable  for,  or  subject  to,  any lien,

obligation, or liability of such Participant.

         8.03     Employee  Status.  In the event  that the terms of any  Option provide that it may be exercised  only during  employment  or within a specified period of time after  termination  of  employment,  the Board may decide in each case to what extent  leaves of absences for  governmental  or military  service,

illness, temporary disability, or other reason shall not be deemed interruptions of continuous employment.

                                   ARTICLE IX
                          Method of Exercise of Options

         9.01     Exercise.  Subject to the provision of Articles VIII and XIII,

an Option may be  exercised in whole at any time or in part from time to time at such  times  and  in  compliance  with  such  requirements  as the  Board  shall determine.  An Option  granted under this Plan may be exercised  with respect to any number of whole  shares  equal to or less than the full number for which the

Option could be exercised. Any partial exercise of an Option shall not







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affect the right to  exercise  the Option from time to time in  accordance  with this Plan with respect to remaining shares subject to the Option.

         9.02     Payment.  Payment of the Option price shall be made in cash or a cash  equivalent  acceptable  to the Board or,  unless an  Agreement  provides otherwise,  payment  of  all or  part  of  the  Option  price  may  be  made  by surrendering  shares of Common Stock to the Company.  If Common Stock is used to pay all or part of the Option  price,  the shares  surrendered  must have a Fair market Value  (determined  as of the day preceding the date of exercise) that is not less than such price or part thereof.

         9.03     Shareholder  rights.  No  Participant  shall,  as a result  of receiving  an  Option,  have  any  rights  as a  shareholder  until  the date he exercises such Option.

                                    ARTICLE X
                     Limitations on Incentive Stock Options

         No Incentive  Stock Option shall be granted to any optionee which would cause the  aggregate  Fair  Market  Value of the  stock  with  respect  to which

Incentive  Stock  Options are  exercisable  by such  optionee for the first time during any calendar year to exceed  $100,000.  For the purposes of this Article,

Incentive  Stock Options  include all Incentive Stock Options under plans of the

Company and its Affiliates.

                                   ARTICLE XI
                                Change in Control

         11.01    Options.  Each Option that is  outstanding on a Control Change

Date shall be exercisable in whole or in part on that date and thereafter during the  remainder  of the  option  period  stated  in the  Agreement.  In  lieu  of exercising an Option,  a Participant may elect, by written notice to the Company within sixty days after the Change in Control Date, to receive,  in exchange for the cancellation of the Option or any portion  thereof,  a cash payment equal to the  difference  between the Fair Market value of the number of shares for which the Option is cancelled and the aggregate option price of those shares.

         11.02    Change in Control.  A Change in Control  occurs if,  after the date of the  Agreement,  (i) any person who is not a Director  of the Company on the date that this Plan is adopted by the shareholders of the Company, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,

becomes the





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owner  or  beneficial  owner of  Company  securities  having  20% or more of the combined  voting power of the then  outstanding  Company  securities that may be cast for the election of the Company's  directors  (other than as a result of an issuance of  securities  initiated  by the  Company,  or open  market  purchases approved  by the  Board,  as long as the  majority  of the Board  approving  the purchases  is a majority  at the time the  purchases  are made);  or (ii) as the direct or indirect  result of, or in connection  with, a cash tender or exchange offer, a merger or other  business  combination,  a sale of assets,  a contested election,  or any  combination  of  these  transactions,  the  persons  who were

Directors of the Company before such transactions cease to constitute a majority of the Company's Board, or any successor's  board,  within two years of the last of such  transactions;  or (iii) with  respect to a  Participant  employed by an

Affiliate,  an event occurs with respect to the  employer  such that,  after the event,  the employer is no longer an Affiliate and the Participant is not longer employed by the Company or an  Affiliate.  For purposes of this  Agreement,  the

Control  Change  Date is the date on which an event  described  in (i),  (ii) or

(iii)  occurs.  If a  Change  in  Control  occurs  on  account  of a  series  of transactions,  the  Control  Change  Date  is the  date  of  the  last  of  such transactions.

                                   ARTICLE XII
                     Adjustment Upon Change in Common Stock

         Should the Company effect one or more stock dividends, stock split-ups,

subdivisions  or  consolidations  of  shares,  the  number of shares as to which

Options may be granted under this Plan shall be proportionately adjusted and the terms of Options shall be adjusted as the Board shall  determine to be equitably required.  Any  determination  made under this Article XII by the Board shall be final and conclusive.

         The  issuance  by the  Company  of  shares  of stock of any  class,  or securities  convertible  into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore,  or upon conversion of shares or obligations of the  Company  convertible  into such  shares or other  securities,  shall not affect,  and no  adjustment  by reason  thereof  shall be made with  respect to,

Options.







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                                  ARTICLE XIII
              Compliance with Law and Approval of Regulatory Bodies

         No Option shall be  exercisable,  no Common  Stock shall be issued,  no certificates for shares of Common Stock shall be delivered,  an no payment shall be made under this Plan except in  compliance  with all  applicable  federal and state laws and  regulations  (including,  without  limitations,  withholding tax requirements)  and the  rules of all  domestic  stock  exchanges  on  which  the

Company's  shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share  certificate  issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and  regulations.  No Option  shall be  exercisable,  no Common Stock shall be issued,  no certificate  for shares shall be delivered,  and no payment shall be made under this Plan until the Company  has  obtained  such  consent or approval  as  the  Board  may  deem  advisable  from  regulatory  bodies  having jurisdiction over such matters.

                                   ARTICLE XIV
                               General Provisions

         14.01    Effect of  Employment.  Neither the adoption of this Plan, nor any documents  describing or referring to this Plan (or any part thereof)  shall confer upon any  employee  any right to continue in the employ of the Company or an  Affiliate  or in any way  affect  any right and power of the  Company  or an

Affiliate  to  terminate  the  employment  of any  employee  at any time with or without assigning a reason therefor.

         14.02    Unfunded  Plan.  The Plan,  insofar as it provides  for grants shall be unfunded,  and neither the Company nor any Affiliate  shall be required to segregate any assets that may at any time be represented by grants under this

Plan. Any liability of the Company or an Affiliate to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created  pursuant to this Plan. No such obligation of the Company or an  Affiliate  shall  be  deemed  to be  secured  by any  pledge  of,  or  other encumbrance on, any property of the Company or an Affiliate.

         14.03    Rules of  Construction.  Headings are given to the articles of this Plan solely as a convenience to facilitate reference.  The reference to any statute,  regulations,  or other  provision of law shall be construed to include any amendment to or successor of such provision of law.




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                                   ARTICLE XV
                                    Amendment

         The Board may amend or terminate this Plan from time to time; provided,

however,  that no amendment may become effective until  shareholder  approval is obtained if the amendment  (i)  materially  increases  the  aggregate  number of shares that may be issued  pursuant to Options,  (ii)  materially  increases the benefits  accruing to Participants  under the Plan, or (iii) materially  changes the class of employees  eligible to become  Participants.  No  amendment  shall,

without a Participant's consent, adversely affect any rights of such Participant under an Option outstanding at the time such amendment is made.

                                   ARTICLE XVI
                                Duration of Plan

         No Option may be  granted  under this Plan  after  February  10,  2008.

Options  granted  before such date shall remain valid in  accordance  with their terms.
















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